UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 26, 2014

Ares Commercial Real Estate Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North Wacker Drive, 48th Floor, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 252-7500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 26, 2014, Ares Commercial Real Estate Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  A quorum was present at the Annual Meeting and the Company’s stockholders: (i) elected the three Class II directors named below; and (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The final voting results from the Annual Meeting were as follows:

(1) A proposal to elect three Class II directors to serve until the Company’s 2017 annual meeting of stockholders, and until their successors have been duly elected and qualify.

	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Caroline E. Blakely	17,036,680	506,839	8,005,564

John Hope Bryant	11,620,293	5,923,226	8,005,564

Robert L. Rosen	14,051,781	3,491,738	8,005,564

(2) A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

VOTES FOR	VOTES WITHHELD	VOTES ABSTAINED
25,150,812	26,491	371,780

Item 8.01 Other Events.

On June 26, 2014, the Company’s Board of Directors formed a compensation committee.  The members of the compensation committee are William L. Browning, John Hope Bryant and Michael H. Diamond, each of whom is independent for purposes of the New York Stock Exchange corporate governance listing requirements and the rules and regulations of the Securities and Exchange Commission.  Mr. Bryant was appointed to serve as the chairperson of the compensation committee.  For their services in these capacities, the chairperson of the compensation committee will receive an annual cash fee of $5,000, and each other member of the compensation committee will receive an annual cash fee of $2,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                  July 1, 2014

ARES COMMERCIAL REAL ESTATE CORPORATION

By:	/s/ Anton Feingold
Name:	Anton Feingold
Title:	Vice President and Secretary